                                      DELTA APPAREL COMPANY

                                Valuation and Qualifying accounts

                                    Fiscal 1999, 1998 and 1997


ALLOWANCES:                BALANCE AT    CHARGED TO   CHARGED TO
                          BEGINNING OF    COSTS AND     OTHER                      BALANCE AT END
                             PERIOD       EXPENSES     ACCOUNTS        DEDUCTIONS    OF PERIOD
                          -------------  -----------  ----------       ----------  --------------

Year ended July 3, 1999   $   1,329,000   4,854,000           --        1,129,000       5,054,000
------------------------  -------------  -----------  ----------       ----------  --------------
Year ended June 27, 1998        584,000     880,000      483,000  (1)     618,000       1,329,000
------------------------  -------------  -----------  ----------  ---  ----------  --------------
Year ended June 28, 1997      2,071,000    (288,000)          --        1,199,000         584,000
------------------------  -------------  -----------  ----------       ----------  --------------

(1)  To  reinstate  receivable  previously  written  off.


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